Exhibit 99

U.S. antitrust review ends for TI acquisition of National Semiconductor

DALLAS (May 23, 2011) – Texas Instruments Incorporated (TI) (NYSE: TXN) and National Semiconductor (NYSE: NSM) today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to TI’s proposed acquisition of National Semiconductor has expired without a request for additional information by the U.S. Department of Justice or the Federal Trade Commission.

The transaction still requires approval by National Semiconductor stockholders and regulatory clearance from seven non-U.S. jurisdictions.

Both companies continue to expect the transaction to close by the end of the year.

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Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements generally can be identified by phrases such as TI or management "expects" or other words or phrases of similar import.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, such as the ability of TI and National Semiconductor Corporation to consummate the proposed merger and the satisfaction of the conditions precedent to such consummation, including the ability to secure all necessary regulatory approvals in a timely manner; and the other risks and important factors contained and identified in TI’s most recent Annual Report on Form 10-K or National’s most recent Quarterly Report on Form 10-Q, and other SEC filings of the companies, that could cause actual results to differ materially from the forward-looking statements.  The forward-looking statements included in this release are made only as of the date of this release.  Neither TI nor National undertakes any obligation to update the forward-looking statements to reflect subsequent events or circumstances.

 About Texas Instruments

Texas Instruments semiconductor innovations help 80,000 customers unlock the possibilities of the world as it could be – smarter, safer, greener, healthier and more fun.  Our commitment to building a better future is ingrained in everything we do – from the responsible manufacturing of our semiconductors, to caring for our employees, to giving back inside our communities.  This is just the beginning of our story.  Learn more at www.ti.com.

About National

National Semiconductor is a leader in power management technology.  Known for its easy-to-use analog integrated circuits and world-class supply chain, National’s high-performance analog products enable its customers’ systems to be more energy efficient.  Headquartered in Santa Clara, Calif., National reported sales of $1.42 billion for fiscal 2010.  Additional information is available at www.national.com.